EXHIBIT 16

POWER OF ATTORNEY

The undersigned directors and officers of WORLD WIDE RELICS INC., hereby constitute and appoint John Amand, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

------------

-----

----

/s/John Amand

President, Chief Executive Officer,

May 6, 2009

---------------------------

Chief Financial Officer, President

John Amand

and Sole Director